Exhibit 13.2


CERTIFICATION


         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Radica Games Limited (the "Company"), hereby certifies that the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  March 25, 2004
                                       /S/ David C.W. Howell
                                       ----------------------------------------
                                       Name: David C.W. Howell
                                       Title: President Asia Operations and
                                              Chief Financial Officer



The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.